EXHIBIT 10.1

Electro Scientific Industries, Inc.
13900 NW Science Park Dr.
Portland OR 97229

Notice of Grant of Stock Options

and Option Agreement

Option Number:
Plan:	2004

Effective ____________ (the Grant Date), you (Optionee) have been granted a Non-Qualified Stock Option to buy ________ shares of Common Stock of Electro Scientific Industries, Inc. (the Company) at $_______ per share.

The total option price of this option is $                    .

Vesting:	100% on , 200
Sale Restriction Lapses:	1/3 on each of the first three anniversaries of the Grant Date,

Shares will be 100% vested and available for cash exercise on May             , 200    . Shares will start to become available for cashless exercise on the first anniversary of the Grant Date, but only to the extent that the restriction on transfer has lapsed on the date of cashless exercise.

As noted above, the shares will be restricted upon exercise, with the restriction to lapse with respect to 1/3 of the shares are each of the first, second and third anniversaries of the Grant Date. This means that except as described in the attached terms and conditions, until the time the restriction lapses with respect to any portion of the shares, you may not sell, assign, pledge or transfer the restricted shares in any manner, including transferring any right or interest in the shares, whether voluntarily or by operation of law, or by gift, bequest or otherwise. During the restriction period ESI may place a legend on any certificates representing the shares indicating they are subject to this restriction and will not be required to transfer on its books any shares that have been sold or transferred in violation of any of the provisions of this agreement, or treat as owner of the shares, or accord the right to vote as owner, or pay dividends to, any transferee to whom the shares are purported to have been transferred.

If you wish to exercise your option prior to the third anniversary of the Grant Date you must do so through ESI’s Stock Administrator. After the third anniversary of the Grant Date the shares may be exercised and/or sold directly through your ETRADE account.

By your signature and the Company’s signature below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 2004 Stock Incentive Plan and the attached Option Terms and Conditions which are incorporated into and made a part of this agreement.

Nicholas Konidaris	Date
President and Chief Executive Officers

Optionee	Date

OPTION TERMS AND CONDITIONS

2004 Stock Incentive Plan

Non-Qualified Stock Option

(May 24, 2006 Grants)

Pursuant to the Company’s 2004 Stock Option Incentive Plan (the “2004 Plan”), the Board of Directors has voted in favor of granting to the Optionee an option to purchase Common Stock of the Company (the “Option”) in the amount indicated on the attached notice.

1. The Option is granted upon the following terms:

1.1 Duration of Options. Subject to reductions in the Option period as hereinafter provided in the event of termination of employment or death of the Optionee, the Option shall continue in effect for a period of 10 years from the Grant Date.

1.2 Time of Exercise. Except as provided in paragraph 1.5, the Option may be exercised from time to time in the following amounts: 100% on or after                 , 200    .

1.3 Limitations on Rights to Exercise. Except as provided in paragraph 1.5, the Option may not be exercised unless at the time of such exercise the Optionee is employed by the Company or any parent or subsidiary of the Company and shall have been so employed continuously since the date such option was granted.

1.4 Nonassignability. The Option is nonassignable and nontransferable by the Optionee except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death, and is exercisable during the Optionee’s lifetime only by the Optionee.

1.5 Termination of Employment.

(a) Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates for any reason other than in the circumstances specified in subsection (b) or (c) below, his or her option may be exercised at any time before the expiration date of the option or the expiration of three months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination.

(b) Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates because of total disability, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the optionee to be unable to perform his or her duties as an employee, director, officer or consultant of the Company and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

(c) Unless otherwise determined by the Board of Directors, if an optionee dies while employed by or providing service to the Company, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom the optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

(d) To the extent the Option held by any deceased Optionee or by the Optionee whose employment is terminated shall not have been exercised within the limited periods provided above, all further rights to purchase shares pursuant to the Option shall cease and terminate at the expiration of such periods.

(e) Absence on leave approved by the Company or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family, military or other leave of absence, whether paid or unpaid.

1.6 Change in Control.

(a) If as a result of a Change in Control, the Company’s Common Stock ceases to be listed for trading on a national securities exchange (an “Exchange”), the restrictions on transfer set forth in the attached notice on any shares underlying the option subject to this award on the date of the Change in Control shall continue to lapse according to the terms and conditions of this award; provided that such award is replaced with an award for voting securities of the resulting corporation or the acquiring corporation, as the case may be (including without limitation, the voting securities of any corporation which as a result of the Change in Control owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Surviving Company”) which are traded on an Exchange (a “Replacement Award”), which Replacement Award shall consist of options with the number of options and exercise price determined in a manner consistent with Section 424(a) of the Internal Revenue Code of 1986, as amended, with vesting and any other terms continuing in the same manner as this award and with any restrictions on transfer on such Replacement Award lapsing at the same time and manner as this award; provided, however, that in the event of a termination by the Company without Cause or by the optionee for Good Reason during the restriction period of any Replacement Award, the restrictions on transfer (other than restrictions imposed under federal and state securities laws) on the Replacement Award shall immediately terminate; and provided further that upon the transfer restriction lapse date with respect to any shares subject to a Replacement Award, the Optionee shall be entitled to receive a lump sum cash payment equal to the decrease, if any, in the value of a share of the Surviving Company’s stock from the date of the Change in Control to the time of lapse of the transfer restriction multiplied by the total number of shares with respect to which the restriction has lapsed on such date. This payment shall be increased by interest determined on a calendar quarterly basis using an annual interest rate, as of the last business day of the calendar quarter, for zero-coupon U.S. government securities with a constant maturity closest in length to the time period between the date of the Change in Control and the date of the lapse of transfer restrictions. If any options subject to restrictions on transfer at the time of the Change in Control are not replaced with Replacement Awards, the transfer restrictions (other than restrictions imposed under federal and state securities laws) with respect to the shares subject to the option shall immediately lapse.

(b) If as a result of a Change in Control, the Company’s Common Stock continues to be listed for trading on an Exchange, the restrictions on transfer set forth in the attached notice on the shares underlying the option on the date of the Change of Control shall continue to lapse according to the terms and conditions of this award; provided however, that, in the event of a termination by the Company without Cause or by the optionee for Good Reason during the restriction period of this award, the restrictions on the shares underlying such award shall immediately lapse; and provided further that upon the lapse date with respect to any or all shares subject to this award, the optionee shall be entitled to receive a lump sum cash payment equal to the decrease, if any, in the value of a share of the Company’s stock from the date of the Change in Control to the time of lapse of the transfer restriction, multiplied by the total number of shares with respect to which the restriction has lapsed on such date. This payment shall be increased by interest determined on a calendar quarterly basis using an annual interest rate, as of the last business day of the calendar quarter, for zero-coupon U.S. government securities with a constant maturity closest in length to the time period between the date of the Change in Control and the date of the lapse of transfer restrictions.

(c) For purposes of this Agreement, a “Change in Control” of the Company shall mean the occurrence of any of the following events:

(A) The approval by the shareholders of the Company of:

(1) any consolidation, merger or plan of share exchange involving the Company (a “Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately after the Merger, disregarding any Voting Securities issued or retained by such holders in respect of securities of any other party to the Merger;

(2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or

(3) the adoption of any plan or proposal for the liquidation or dissolution of the Company;

(B) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof, unless each new director elected during such two-year period was nominated or elected by two-thirds of the Incumbent Directors then in office and voting (with new directors nominated or elected by two-thirds of the Incumbent Directors also being deemed to be Incumbent Directors); or

(C) Any Person (as hereinafter defined) shall, as a result of a tender or exchange offer, open market purchases, or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of Voting Securities representing fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities.

Notwithstanding anything in the foregoing to the contrary, unless otherwise determined by the Board of Directors, no Change in Control shall be deemed to have occurred for purposes of this Agreement if (1) the optionee acquires (other than on the same basis as all other holders of the Company Common Stock) an equity interest in an entity that acquires the Company in a Change in Control otherwise described under subparagraph (A) above, or (2) the optionee is part of group that constitutes a Person which becomes a beneficial owner of Voting Securities in a transaction that otherwise would have resulted in a Change in Control under subparagraph (C) above.

(d) For purposes of this Agreement, the term “Person” shall mean and include any individual, corporation, partnership, group, association or other “person”, as such term is used in Section 14 (d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan(s) sponsored by the Company.

(e) Retirement. Termination by the optionee or by the Company of the optionee’s employment based on “Retirement” shall mean termination on or after the optionee’s 65th birthday.

(f) Cause. Termination by the Company of optionee’s employment for “Cause” shall mean termination upon (a) the willful and continued failure by the optionee to perform substantially the optionee’s reasonably assigned duties with the Company consistent with those duties assigned to the optionee prior to the Change in Control (other than any such failure resulting from the optionee’s incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the optionee by the Chairman of the Board of Directors or President of the Company or the Surviving Company or, if optionee is not an officer, an officer or manager with responsibility for optionee’s department, which specifically identifies the manner in which such executive believes that the optionee has not substantially performed the optionee’s duties, or (b) the willful engaging by the optionee in illegal conduct which is materially and demonstrably injurious to the Company or the Surviving Company. For purposes of this paragraph (iii), no act, or failure to act, on the optionee’s part shall be considered “willful” unless done, or omitted to be done, by the optionee in knowing bad faith and without reasonable belief that the optionee’s action or omission was in, or not opposed to, the best interests of the Company or the Surviving Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advise of counsel for the Company or the Surviving Company shall be conclusively presumed to be done, or omitted to be done, by the optionee in good faith and in the best interests of the Company or the Surviving Company.

(g) Good Reason. Termination by the optionee of his or her employment for “Good Reason” shall mean termination based on:

(A) a diminution of optionee’s status, title, position(s) or responsibilities from optionee’s status, title, position(s) and responsibilities as in effect immediately prior to the Change in Control (or two months before the Change in Control) or the assignment to optionee of any duties or responsibilities which are inconsistent with such status, title, position(s) or responsibilities (in either case other than is isolated, insubstantial or inadvertent actions which are remedied after notice), or any removal of optionee from such position(s), except in connection with the termination of optionee’s employment for Cause, total disability (as defined in Section 1.5(b)) or as a result of optionee’s death or voluntarily by optionee other than for Good Reason and provided that Good Reason shall not exist if optionee has the same status, title, position(s) and responsibilities after the Change in Control but the Company or the Surviving Company is no longer a publicly held company or is a wholly owned subsidiary of another company;

(B) a reduction by the Company or Surviving Company in optionee’s rate of base salary, bonus or incentive opportunity or a substantial reduction in benefits (other than reductions that do not impact optionee’s compensation opportunity, taken as a whole, or a reduction in benefits applicable to substantially all employees); or

(C) the Company’s or Surviving Company’s requiring optionee to be based more than fifty miles from the principal office at in which optionee is based immediately prior to the Change in Control, except for reasonably required travel on the Company’s business.

1.7 Purchase of Shares. Shares may be purchased or acquired pursuant to the Option only upon receipt by the Company of notice in writing from the Optionee of the Optionee’s intention to exercise, specifying the number of shares as to which the Optionee desires to exercise the Option and the date on which the Optionee desires to complete the transaction, which shall not be more than 30 days after receipt of the notice, and, unless in the opinion of counsel for the Company such a representation is not required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the Optionee’s present intention to acquire the shares for investment and not with a view to distribution. On or before the date specified for completion of the purchase of shares pursuant to the Option, the Optionee must have paid the Company the full purchase price of such shares in cash, or in shares of Common Stock of the Company previously acquired and held by the optionee for at least six months and valued at fair market value as defined in the 2004 Plan, or in any combination of cash and shares of Common Stock of the Company. No shares shall be issued until full payment therefore has been made, and the Optionee shall have none of the rights of a shareholder until a certificate for shares is issued to the Optionee. The Optionee shall, upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares with respect to which the Option was exercised, pay to the Company amounts necessary to satisfy any applicable federal, state and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company on demand.

1.8 Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares for purchase pursuant to the Option and the corresponding Option price. Any such adjustment made by the Board of Directors shall be conclusive.

2. The obligations of the Company under this Agreement are subject to the approval of such state or federal authorities or agencies, if any, as may have jurisdiction in the matter. The Company will use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the issuance or sale of any shares purchased upon the exercise of the Option.

3. Nothing in the 2004 Plan or this Agreement shall confer upon the Optionee any right to be continued in the employment of the Company or any subsidiary of the Company, or to interfere in any way with the right of the Company or any subsidiary by whom the Optionee is employed to terminate the Optionee’s employment at any time, with or without cause.

4. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company but except as hereinabove provided the Option herein granted shall not be assigned or otherwise disposed of by the Optionee.